[LETTERHEAD OF CROWE, CHIZEK AND COMPANY LLP]



                               January 15, 1999



Board of Directors
Grand Central Financial Corp.
Wellsville, Ohio

      We have been requested by Grand Central Financial Corp. (the "Company") and Central Federal Savings and Loan Association of Wellsville (the "Association") to report, in accordance with the standards established by the American Institute of Certified Public Accountants, on the appropriate application of generally accepted accounting principles to the specific transaction described below.

      The facts and circumstances provided to us by management of the Association are that the Association converted from the mutual to stock form of organization, which involved the concurrent formation of the Company as the parent holding company for the Association, and the shares of common stock of the Company were issued in a subscription offering to eligible account holders of the Association.

      The transaction was accounted for at historical cost in a manner similar to that utilized in pooling of interest accounting, which is in accordance with generally accepted accounting principles.

      The ultimate responsibility for the decision on the appropriate application of generally accepted accounting principles rests with the preparers of the financial statements. Our judgment on the appropriate application of generally accepted accounting principles for the described transaction is based solely on the facts provided to us as described above; should these facts and circumstances differ, our conclusion may charge.

      This letter is intended for the use of management, the Boards of the Company and of the Association, and the Office of Thrift Supervision.

                                        Sincerely,

                                        /s/Crowe, Chizek and Company LLP
                                        --------------------------------
                                        Crowe, Chizek and Company LLP